Exhibit 99.1

Sleep Number Appoints Two New Independent Directors, Stephen Macadam and Hilary Schneider

Announces Cooperation Agreement with Shareholder Stadium Capital

Board to Form a Capital Allocation Committee, Comprised of New and Tenured Directors, to Provide Analysis and Recommendations to Board

MINNEAPOLIS -- (November 7, 2023) -- Sleep Number Corporation (Nasdaq: SNBR) today announced that it has appointed Stephen E. Macadam and Hilary A. Schneider to its Board of Directors (the “Board”), effective immediately, expanding the Board to twelve members. In conjunction with the appointments, Sleep Number entered into a cooperation agreement (the “Cooperation Agreement”) with Stadium Capital Management, LLC (collectively with its affiliates, “Stadium Capital”), one of the company’s shareholders.

Steve Macadam is the Chairman of Atmus Filtration Technologies Inc. and Veritiv Corporation and the former Chief Executive Officer of EnPro Industries, Inc. and BlueLinx Holdings Inc. Mr. Macadam also serves on the Board of Directors of Louisiana-Pacific Corporation. He possesses experience in areas that include capital allocation, corporate governance, supply chain and logistics and strategic planning.

Hilary Schneider was previously the Chief Executive Officer of Shutterfly, Inc. and serves on the Board of Directors of Vail Resorts, Inc., Getty Images Holdings, Inc., and DigitalOcean Holdings Inc. She previously served as the Chief Executive Officer of Wag! Group Co. and LifeLock, Inc. She possesses experience in areas that include consumer products and technology, corporate governance, executive compensation, and strategic planning.

“We are pleased to welcome Steve and Hilary, both accomplished public company executives and directors, to the Sleep Number Board,” said Shelly Ibach, Chair, President, and CEO of the company. “The continued evolution of our Board reflects our commitment to drive lasting shareholder value as we maximize our competitive advantages and fulfill our purpose of improving the health and well-being of society through higher quality sleep.”

Pursuant to the Cooperation Agreement, the Board has established a Capital Allocation and Value Enhancement Committee (the “Capital Allocation Committee”) to review the company’s use and investment of capital and make recommendations to the full Board. The four-member committee will include Mr. Macadam and Ms. Schneider along with Philip Eyler and Barbara Matas, with Mr. Macadam and Ms. Matas serving as co-Chairs of the committee.

Sleep Number’s Independent Lead Director, Michael J. Harrison said, “We are grateful to have reached an agreement with Stadium Capital on a constructive path forward and are looking forward to working with Steve and Hilary toward our common goal of delivering long-term value for our shareholders.”

“We are pleased to have reached an agreement with the Board on the appointment of two highly qualified, independent directors and the formation of a Capital Allocation Committee that will deliver analysis and recommendations to the full Board,” said Alexander Seaver, Co-Founder and Managing Director of Stadium Capital. “We believe that Sleep Number is well positioned to navigate a dynamic market environment, and we are confident that Steve and Hilary can help the company drive long-term shareholder value.”

Stadium Capital has agreed to a customary standstill, voting commitment, and related provisions in connection with the Cooperation Agreement. A copy of the Cooperation Agreement will be included as an exhibit to the company’s current report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”).

Sidley Austin LLP is serving as legal counsel and Spotlight Advisors LLC is serving as financial and strategic advisor to Sleep Number. Olshan Frome Wolosky LLP is serving as legal counsel and Longacre Square Partners is serving as strategic advisor to Stadium Capital.

About Steve Macadam

Steve Macadam, 63, brings to the Board extensive leadership and operations experience growing and transforming businesses in the U.S. and globally. He has more than 30 years of experience advising and leading businesses in the packaging, building materials, and pulp and paper industries.

From 2008 to 2019, Mr. Macadam served as President and Chief Executive Officer of EnPro Industries, Inc. (NYSE: NPO), a manufacturer and provider of precision industrial components, solutions, and services. Previously, from 2005 to 2008, Mr. Macadam served as Chief Executive Officer of BlueLinx Holdings, Inc. (NYSE: BXC), a wholesale distributor of building and industrial products in the United States. Earlier in his career, Mr. Macadam was President and Chief Executive Officer of Consolidated Container Company LLC, the second largest blow molder of rigid plastic containers in North America at the time. Earlier, Mr. Macadam served with Georgia-Pacific Corporation where he held the positions of Executive Vice President, Pulp & Paperboard, and Senior Vice President, Containerboard & Packaging. He also served as a consultant and then as a Partner at McKinsey & Company.

Mr. Macadam currently serves on the boards of Atmus Filtration Technologies, Inc. (NYSE: ATMU), Veritiv Corporation (NYSE: VRTV), and Louisiana-Pacific Corporation (NYSE: LPX), and has previously served on the boards of Axiall Corporation (NYSE: AXLL), EnPro Industries, Inc., and Valvoline Inc. (NYSE: VVV). Mr. Macadam holds a bachelor’s degree in Mechanical Engineering from the University of Kentucky, a master’s degree in Finance from Boston College, and an MBA from Harvard Business School, where he was a Baker Scholar.

About Hilary Schneider

Hilary Schneider, 62, brings to the Board more than two decades of experience leading consumer technology companies. She is an accomplished executive with significant digital and innovation expertise and a track record of delivering superior customer experiences.

Ms. Schneider serves as a strategic advisor to the Board of Directors of Shutterfly, Inc. (Nasdaq: SFLY), following her tenure as Chief Executive Officer of Shutterfly, Inc. from 2020 until 2023. She also serves as a senior advisor for TPG Inc. and Water.org, Inc., a non-profit organization.

Prior to joining Shutterfly, Ms. Schneider served as Chief Executive Officer of Wag! Group Co. (Nasdaq: PET), the country’s largest on-demand mobile dog walking and dog care service, from 2018 to 2019. Prior to this role, she served as President and Chief Executive Officer of LifeLock, Inc. (formerly NYSE: LOCK), the leader in identity theft protection, from March 2016 until its acquisition by Symantec Corp. (formerly Nasdaq: SYMC) in February 2017.

She previously served in a variety of senior roles at Yahoo! Inc. from 2006 to 2010, including leading the company’s Global Partner Solutions and Local Markets and Commerce divisions. Prior to joining Yahoo! Inc., she held senior leadership roles at Knight Ridder, Inc. (formerly NYSE: KRI) from 2002 to 2005, including Chief Executive Officer of Knight Ridder Digital. From 2000 to 2002, she served as President and Chief Executive Officer of Red Herring Communications. She also held numerous roles at Times Mirror Company (formerly NYSE: TMS) from 1990 to 2000, including President and Chief Executive Officer of Times Mirror Interactive and General Manager of the Baltimore Sun.

Ms. Schneider currently serves on the boards of DigitalOcean Holdings Inc. (NYSE: DOCN), Getty Images Holdings Inc. (NYSE: GETY), and Vail Resorts Inc. (NYSE: MTN). She previously served on the boards of SendGrid, Inc. (NYSE: SEND) from 2017 to 2019 and LogMeIn Inc. (formerly Nasdaq: LOGM) from 2011 to 2014. Ms. Schneider holds a bachelor’s degree in economics from Brown University and an MBA from Harvard Business School.

About Sleep Number Corporation

Sleep Number is a wellness technology company. We are guided by our purpose to improve the health and wellbeing of society through higher quality sleep; to date, our innovations have improved over 15 million lives. Our wellness technology platform helps solve sleep problems, whether it’s providing individualized temperature control for each sleeper through our Climate360® smart bed or applying our 23 billion hours of longitudinal sleep data and expertise to research with global institutions.

Our smart bed ecosystem drives best-in-class engagement through dynamic, adjustable, and effortless sleep with personalized digital sleep and health insights; our millions of Smart Sleepers are loyal brand advocates. And our almost 4,500 mission-driven team members passionately innovate to drive value creation through our vertically integrated business model, including our exclusive direct-to-consumer selling in over 650 stores and online.

To learn more about life-changing, individualized sleep, visit a Sleep Number store near you, our newsroom and investor relations sites, or SleepNumber.com.

Forward Looking Statements

Statements used in this news release relating to future plans, or events, are forward-looking statements subject to certain risks and uncertainties. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

Contacts

For Sleep Number:

Investor Relations

Dave Schwantes

(763) 551-7498

investorrelations@sleepnumber.com

Media

Julie Elepano

julie.elepano@sleepnumber.com

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